Exhibit 99.1

For Immediate Release:

Media Contact:	Investor Contact:
Matt Schuler	Matt Lougee
Director of Communications	Senior Vice President of Finance
216.755.5500	216.755.5500
mschuler@ddr.com	mlougee@ddr.com

DDR REPORTS OPERATING FFO PER DILUTED SHARE INCREASES 7.8% TO $1.11

FOR THE YEAR ENDED DECEMBER 31, 2013

BEACHWOOD, OHIO, February 12, 2014 – DDR Corp. (NYSE: DDR) today announced operating results for the fourth quarter and year ended December 31, 2013.

SIGNIFICANT FOURTH QUARTER ACTIVITY

•	Generated Operating FFO of $0.29 per diluted share for the fourth quarter, an increase of 7.4% compared to the fourth quarter of 2012

•	Executed 384 new leases and renewals for 2.5 million square feet

•	Increased the portfolio leased rate by 30 basis points to 95.1% at December 31, 2013 from 94.8% at September 30, 2013

•	Generated positive leasing spreads with new leases up 13.9% at 100% ownership and 20.7% on a pro rata basis, and renewals up 8.0% at 100% ownership and 7.9% on a pro rata basis; blended spreads were up 9.2% at 100% ownership and 10.0% on a pro rata basis

•	Generated same store net operating growth of 3.4% at 100% ownership and 3.1% on a pro rata basis compared to the prior year

•	Acquired sole ownership of 30 prime power centers from an existing joint venture with Blackstone Real Estate Partners VII for $1.46 billion

•	Issued $300 million of 3.50% senior unsecured notes due 2021

•	Closed on the forward issuance of $664 million of common equity to fund the net investment in prime assets

•	Completed the disposition of $184 million of non-prime assets; DDR’s pro rata gross proceeds were $98 million

2013 YEAR-END HIGHLIGHTS

•	Generated Operating FFO of $1.11 per diluted share for the full year 2013, an increase of 7.8% compared to 2012

•	Executed 1,719 new leases and renewals for 10.3 million square feet in 2013

•	Increased the portfolio leased rate by 90 basis points from 94.2% at December 31, 2012

•	Generated positive leasing spreads for the full year 2013, with new leases up 12.2% at 100% ownership and 14.9% on a pro rata basis, and renewals up 7.4% at 100% ownership and 7.6% on a pro rata basis

•	Generated same store net operating income growth of 3.3% at 100% ownership and 3.1% on a pro rata basis for the full year 2013 as compared to 2012

•	Increased the total portfolio average annualized base rent per occupied square foot to $14.18 as of December 31, 2013 as compared to $13.66 at December 31, 2012

“We are extremely pleased with the consistent operating performance of our portfolio which led to high quality growth in 2013 and we expect operating metrics to accelerate further in 2014,” commented DDR’s chief executive officer, Daniel B. Hurwitz.

FINANCIAL HIGHLIGHTS

The Company’s fourth quarter Operating Funds From Operations attributable to common shareholders (“Operating FFO”) increased to $104.5 million, or $0.29 per diluted share, which compares to $84.0 million, or $0.27 per diluted share, for the prior-year comparable period. The increase in Operating FFO for the three-month period ended December 31, 2013, as compared to the same period in 2012, primarily is due to organic growth as well as shopping center acquisition transactions, partially offset by asset dispositions.

Funds From Operations attributable to common shareholders (“FFO”) for the three-month period ended December 31, 2013 increased to $120.2 million, or $0.33 per diluted share, which compares to $61.8 million, or $0.20 per diluted share, for the prior-year comparable period. The increase in FFO for the three-month period ended December 31, 2013, as compared to the same period in 2012, primarily is due to organic growth and net shopping center acquisition activity as well as the gain on change in control of interests recorded in the fourth quarter of 2013.

Operating FFO for the year ended December 31, 2013 increased to $366.7 million, or $1.11 per diluted share, which compares to $305.3 million, or $1.03 per diluted share, for the prior year. The increase in Operating FFO for the year ended December 31, 2013, primarily is due to the same factors impacting Operating FFO for the three-month period.

FFO for the year ended December 31, 2013 increased to $372.5 million, or $1.13 per diluted share, which compares to $312.4 million, or $1.06 per diluted share, for the prior year. The increase in FFO for the year ended December 31, 2013, primarily is due to the same factors impacting FFO for the three-month period, as well as a reduction in impairment charges of non-depreciable assets and the loss on debt retirement related to the Company’s repurchase of unsecured senior notes in 2012.

Net income attributable to common shareholders for the three-month period ended December 31, 2013 was $0.6 million, or $0.00 per diluted share, which compares to net loss of $7.0 million, or $0.02 per diluted share, for the prior-year comparable period. Net loss attributable to common shareholders for the year ended December 31, 2013 was $43.1 million, or $0.14 per diluted share, which compares to net loss of $60.3 million, or $0.21 per diluted share, for the prior year. The change in net loss attributable to common shareholders for the three-month period and year ended December 31, 2013, is primarily due to the same factors impacting FFO.

LEASING & PORTFOLIO OPERATIONS

The following results for the full year and fourth quarter of 2013 highlight continued strong leasing activity throughout the portfolio:

•	Executed 778 new leases aggregating 3.4 million square feet and 941 renewals aggregating approximately 6.9 million square feet, of which 180 new leases aggregating approximately 0.8 million square feet and 204 renewals aggregating approximately 1.7 million square feet were executed in the fourth quarter

•	Generated positive leasing spreads for the full year 2013, with new leases up 12.2% at 100% ownership and 14.9% on a pro rata basis, and renewals up 7.4% at 100% ownership and 7.6% on a pro rata basis; blended spreads were up 8.3% at 100% ownership and 8.9% on a pro rata basis

•	Generated positive leasing spreads for the fourth quarter, with new leases up 13.9% at 100% ownership and 20.7% on a pro rata basis, and renewals up 8.0% at 100% ownership and 7.9% on a pro rata basis; blended spreads were up 9.2% at 100% ownership and 10.0% on a pro rata basis

•	The portfolio leased rate increased to 95.1% at December 31, 2013, as compared to 94.8% at September 30, 2013 and 94.2% at December 31, 2012

•	Same store net operating income (“NOI”) increased by 3.3% at 100% ownership for the full year 2013 and 3.4% for the fourth quarter as compared to the same periods in 2012 and 3.1% on a pro rata basis for both the full year and fourth quarter of 2013

•	Total portfolio average annualized base rent per occupied square foot as of December 31, 2013 was $14.18, as compared to $13.66 at December 31, 2012

ACQUISITIONS & FINANCINGS

In October 2013, the Company acquired sole ownership of a portfolio of 30 prime power centers that were previously owned by an existing joint venture (“BRE JV”) with Blackstone Real Estate Partners VII L.P. (“Blackstone”) for $1.46 billion ($1.54 billion at 100%). The investment was funded through a combination of proceeds from the issuance of new common equity and unsecured debt that priced in May, preferred equity and mezzanine loan repayments, and the assumption of existing mortgage debt. The Company recorded a gain on change in control and sale of interests of $18.8 million related to the transaction.

In November 2013, the Company issued $300 million aggregate principal amount of 3.50% senior unsecured notes due January 2021. Proceeds from the issuance were used to repay mortgage debt assumed from the acquisition of assets from the BRE JV.

DISPOSITIONS

In the fourth quarter of 2013, the Company sold 11 consolidated operating shopping centers, aggregating approximately 0.9 million square feet, and consolidated non-income producing assets generating gross proceeds of approximately $81.8 million. The Company recorded an aggregate net gain of approximately $4.2 million related to these asset sales. During the same period, the Company’s unconsolidated joint ventures sold five operating shopping centers, aggregating approximately 1.1 million square feet, and non-income producing assets generating gross proceeds of approximately $102.6 million, of which the Company’s pro rata share was $15.7 million. An aggregate net gain of approximately $7.9 million was recorded related to these asset sales, of which the Company’s pro rata share was $1.9 million.

2014 GUIDANCE

There has been no change in Operating FFO per share guidance since the initial release provided on January 6, 2014. The Company continues to estimate Operating FFO for 2014 between $1.17 and $1.21 per diluted share.

NON-GAAP DISCLOSURES

FFO is a supplemental non-GAAP financial measurement used as a standard in the real estate industry and a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that FFO and Operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group. Neither FFO nor Operating FFO represents cash generated from operating activities in accordance with generally accepted accounting principles (“GAAP”), is necessarily indicative of cash available to fund cash needs and should be considered as an alternative to net income computed in accordance with GAAP as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity.

FFO is defined and calculated by the Company as net income, adjusted to exclude: (i) preferred share dividends, (ii) gains and losses from disposition of depreciable real estate property, which are presented net of taxes, (iii) impairment charges on depreciable real estate property and related investments, (iv) extraordinary items and (v) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income from joint ventures and equity income from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company calculates Operating FFO by excluding the non-operating charges and gains described above. The Company computes FFO in accordance with the NAREIT definition. Other real estate companies may calculate FFO and Operating FFO in a different manner. Operating FFO is useful to investors as the Company removes these charges and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. A reconciliation of net income (loss) to FFO and Operating FFO is presented in the financial highlights section of the Company’s quarterly supplement.

SAFE HARBOR

DDR considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area; competition from other available space; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; our ability to buy or sell assets on commercially reasonable terms; our ability to complete acquisitions or dispositions of assets under contract; our ability to secure equity or debt financing on commercially acceptable terms or at all; our ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; the success of our capital recycling strategy; and the finalization of the financial statements for the three-month period ended and year ended December 31, 2013. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company’s Form 10-K for the year ended December 31, 2012, as amended. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

ABOUT DDR CORP.

DDR is an owner and manager of 416 value-oriented shopping centers representing 116 million square feet in 39 states, Puerto Rico and Brazil. The Company’s assets are concentrated in high barrier-to-entry markets with stable populations and high growth potential and its portfolio is actively managed to create long-term shareholder value. DDR is a self-administered and self-managed REIT operating as a fully integrated real estate company, and is publicly traded on the New York Stock Exchange under the ticker symbol DDR. Additional information about the company is available at www.ddr.com, as well as on Twitter, LinkedIn and Facebook.

CONFERENCE CALL INFORMATION & SUPPLEMENTAL MATERIALS

A copy of the Company’s Supplemental Financial/Operational package is available to all interested parties upon request to Brooke Vanek, at the Company’s corporate office, 3300 Enterprise Parkway, Beachwood, Ohio 44122 or at www.ddr.com.

The Company will hold its quarterly conference call tomorrow, February 13, 2014, at 10:00 a.m. Eastern Time. To participate, please dial 877.703.6110 (domestic), or 857.244.7309 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 55843186. Access to the live call and replay will also be available through the Company’s website. The replay will be available through February 20, 2014.

DDR Corp.

Financial Highlights

(In Thousands)

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Revenues:
Minimum rents	$177,827	$136,410	$608,419	$516,997
Percentage and overage rents	2,678	2,587	5,932	4,999
Recoveries from tenants	59,154	44,913	198,404	167,248
Ancillary and other property income	7,975	7,726	28,984	27,110
Management, development and other fee income	8,966	10,579	40,160	43,706
Other (A)	245	535	6,889	1,396

	256,845	202,750	888,788	761,456

Expenses:
Operating and maintenance	37,788	31,764	137,979	123,893
Real estate taxes	35,582	26,874	117,374	99,086
Impairment charges (B)	5,322	14,091	44,989	58,783
General and administrative	20,432	19,753	79,556	76,444
Depreciation and amortization	109,295	62,428	318,076	238,464

	208,419	154,910	697,974	596,670

Other income (expense):
Interest income	3,173	5,970	23,539	15,799
Interest expense (C)	(63,738)	(54,120)	(228,869)	(213,261)
Loss on debt retirement, net	—	—	—	(13,495)
Other income (expense), net (D)	(3,341)	(10,726)	(6,629)	(17,826)

	(63,906)	(58,876)	(211,959)	(228,783)

Loss before earnings from equity method investments and other items	(15,480)	(11,036)	(21,145)	(63,997)
Equity in net income of joint ventures	1,276	18,284	6,819	35,250
Impairment of joint venture investments (B)	(980)	—	(980)	(26,671)
Gain (loss) on change in control and sale of interests, net (E)	18,840	(1,866)	19,906	78,127
Tax expense of taxable REIT subsidiaries and state franchise and income taxes	(234)	(345)	(2,713)	(1,143)

Income from continuing operations	3,422	5,037	1,887	21,566
Income (loss) from discontinued operations (F)	3,905	(4,675)	(11,735)	(52,758)

Income (loss) before gain (loss) on disposition of real estate	7,327	362	(9,848)	(31,192)
Gain (loss) on disposition of real estate, net of tax	120	(298)	467	5,863

Net income (loss)	7,447	64	(9,381)	(25,329)
Loss attributable to non-controlling interests	(237)	(68)	(794)	(493)

Net income (loss) attributable to DDR	$7,210	$(4)	$(10,175)	$(25,822)
Write-off of preferred share original issuance costs	—	—	(5,246)	(5,804)
Preferred dividends	(6,608)	(7,030)	(27,721)	(28,645)

Net income (loss) attributable to common shareholders	$602	$(7,034)	$(43,142)	$(60,271)

Funds From Operations (“FFO”):
Net income (loss) attributable to common shareholders	$602	$(7,034)	$(43,142)	$(60,271)
Depreciation and amortization of real estate investments	107,158	63,577	314,720	242,822
Equity in net income of joint ventures	(1,276)	(18,284)	(6,819)	(35,250)
Impairment of depreciable joint venture investments	—	—	—	26,671
Joint ventures’ FFO	12,306	13,142	49,409	53,603
Non-controlling interests (OP Units)	54	48	215	191
Impairment of depreciable real estate assets	5,361	18,566	69,597	96,319
Gain on disposition of depreciable real estate, net	(4,042)	(8,178)	(11,459)	(11,705)

FFO attributable to common shareholders	120,163	61,837	372,521	312,380

Non-operating items, net (G)	(15,667)	22,160	(5,854)	(7,062)

Operating FFO	$104,496	$83,997	$366,667	$305,318

Earnings per share – Diluted (H)	$0.00	$(0.02)	$(0.14)	$(0.21)

Funds From Operations – Diluted (H)	$0.33	$0.20	$1.13	$1.06

Operating Funds From Operations – Diluted (H)	$0.29	$0.27	$1.11	$1.03

DDR Corp.

Financial Highlights

(In Thousands)

Selected Balance Sheet Data

	December 31, 2013	December 31, 2012
Assets:
Real estate and rental property:
Land	$2,209,970	$1,900,401
Buildings	6,949,440	5,773,961
Fixtures and tenant improvements	599,221	489,626

	9,758,631	8,163,988
Less: Accumulated depreciation	(1,823,199)	(1,670,717)

	7,935,432	6,493,271
Land held for development and construction in progress	452,980	475,123
Real estate held for sale, net	12,670	—

Real estate, net	8,401,082	6,968,394
Investments in and advances to joint ventures	448,008	613,017
Cash	86,664	31,174
Restricted cash	33,476	23,658
Notes receivable, net	78,338	68,718
Receivables, including straight-line rent, net	129,513	126,228
Other assets, net	515,992	224,648

	$9,693,073	$8,055,837

Liabilities & Equity:
Indebtedness:
Revolving credit facilities	$29,133	$147,905
Unsecured debt	2,754,120	2,147,097
Unsecured term loan	350,000	350,000
Mortgage and other secured debt	2,161,421	1,674,141

	5,294,674	4,319,143
Dividends payable	55,107	44,210
Other liabilities	415,413	326,024

Total liabilities	5,765,194	4,689,377
Preferred shares	405,000	405,000
Common shares	35,938	31,524
Paid-in-capital	5,417,363	4,629,257
Accumulated distributions in excess of net income	(1,915,638)	(1,694,822)
Deferred compensation obligation	16,702	15,556
Accumulated other comprehensive income	(36,493)	(27,925)
Less: Common shares in treasury at cost	(18,211)	(16,452)
Non-controlling interests	23,218	24,322

Total equity	3,927,879	3,366,460

	$9,693,073	$8,055,837

DDR Corp.

Financial Highlights

(A)	Other revenues were comprised of the following (in millions):

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Lease termination fees	$0.1	$0.4	$6.3	$0.9
Other miscellaneous	0.1	0.1	0.6	0.5

	$0.2	$0.5	$6.9	$1.4

(B)	The Company recorded impairment charges on the following (in millions):

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Land held for development	$—	$2.1	$—	$10.1
Undeveloped land	0.4	—	3.0	20.1
Assets marketed for sale	4.9	12.0	42.0	28.6

Total continuing operations	5.3	14.1	45.0	58.8
Sold assets — discontinued operations	0.5	6.5	27.6	67.7
Joint venture investments	1.0	—	1.0	26.7

Total impairment charges	$6.8	$20.6	$73.6	$153.2

(C)	The Company recorded the following in connection with its outstanding convertible debt (in millions):

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Non-cash interest expense related to amortization of the debt discount	$2.8	$2.6	$10.8	$10.9

(D)	Other income (expenses) were comprised of the following (in millions):

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Transaction and other (expenses) income	$(2.3)	$(4.8)	$(4.7)	$(7.7)
Litigation-related expenses	(1.0)	(1.2)	(2.2)	(4.7)
Reserve of mezzanine note receivable	—	(4.3)	—	(4.3)
Debt extinguishment (costs) gain, net	—	(0.4)	0.3	(1.1)

	$(3.3)	$(10.7)	$(6.6)	$(17.8)

DDR Corp.

Financial Highlights

(E)	In the fourth quarter of 2013, the Company acquired its partner’s interests in the BRE JV. The Company accounted for this transaction as a step acquisition. Due to the change in control that occurred, the Company recorded an aggregate gain associated with the difference between the Company’s carrying value and fair value of the previously held equity interest.

(F)	The operating results related to assets classified as discontinued operations are summarized as follows (in millions):

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Revenues from operations	$2.4	$8.7	$22.4	$48.2

Operating expenses	0.8	2.7	6.8	14.4
Impairment charges	0.5	6.5	27.6	67.7
Interest, net	0.5	2.1	5.0	10.1
Depreciation and amortization	0.7	2.8	6.0	12.6

Total expenses	2.5	14.1	45.4	104.8

Loss before gain on disposition of real estate	(0.1)	(5.4)	(23.0)	(56.6)
Gain on disposition of real estate, net	4.0	0.7	11.3	3.8

Net income (loss)	$3.9	$(4.7)	$(11.7)	$(52.8)

(G)	The gains and charges excluded from Operating FFO for the three-month periods and years ended December 31, 2013 and 2012, respectively, are summarized as follows (in millions):

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Non-cash impairment charges – non-depreciable assets	$1.4	$2.1	$4.0	$30.2
Loss on debt retirement	—	—	—	13.5
Other expense, net – transaction costs, litigation costs, debt extinguishment costs, reserve of mezzanine note receivable and other expenses	2.0	10.7	6.1	18.9
Equity in net (income) loss of joint ventures – currency adjustments, debt extinguishment costs, transaction costs, gain on sale of land and other expenses	(0.2)	(0.2)	(0.9)	0.6
Non-cash (gain) loss on disposition of non-depreciable real estate, net	(0.1)	0.3	(0.3)	(5.5)
Non-cash (gain) loss on change in control and sale of interests	(18.8)	9.3	(19.9)	(70.8)
Non-cash loss on debt extinguishment – discontinued operations	—	—	—	0.2
Non-cash write-off of preferred share original issuance costs	—	—	5.2	5.8

Total adjustments from FFO to Operating FFO	$(15.7)	$22.2	$(5.8)	$(7.1)

DDR Corp.

Financial Highlights

(H)	The Company’s per share information is as follows:

	At December 31,
	2013	2012
Common shares outstanding	359.2	315.1
OP Units outstanding (“OP Units”)	0.4	0.4

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Earnings per common share:
Basic	$0.00	$(0.02)	$(0.14)	$(0.21)

Diluted	$0.00	$(0.02)	$(0.14)	$(0.21)

Basic and diluted – average shares outstanding	356.9	307.9	326.4	291.7

Dividends Declared:	$0.135	$0.12	$0.54	$0.48

FFO per share:
Basic	$0.33	$0.20	$1.13	$1.06

Diluted	$0.33	$0.20	$1.13	$1.06

Weighted average common shares outstanding	358.9	310.0	328.5	293.6

Assumed conversion of OP Units	0.4	0.4	0.4	0.4

FFO Weighted average common shares and OP Units – Basic	359.3	310.4	328.9	294.0

Assumed conversion of dilutive securities	0.4	0.4	0.5	1.3

FFO Weighted average common shares and OP Units – Diluted	359.7	310.8	329.4	295.3

Operating FFO:
Diluted	$0.29	$0.27	$1.11	$1.03

Operating FFO Weighted average common shares and OP Units – Diluted	359.7	310.8	329.4	295.3

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(In Thousands)

Combined condensed income statements

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Revenues:
Minimum rents	$113,026	$129,995	$501,592	$480,035
Percentage and overage rents	860	700	2,313	1,141
Recoveries from tenants	23,714	30,629	119,467	108,295
Other	19,175	17,410	68,996	77,480

	156,775	178,734	692,368	666,951
Expenses:
Operating and maintenance	35,579	39,993	160,551	159,628
Real estate taxes	14,516	20,081	76,987	70,871

Net operating income	106,680	118,660	454,830	436,452

Impairment charges (A)	26,729	—	86,346	840
Depreciation and amortization of real estate investments	46,598	50,939	222,756	190,514
Interest expense	51,781	56,713	224,133	220,612

(Loss) income before other items	(18,428)	11,008	(78,405)	24,486
Income tax expense	(7,254)	(6,715)	(27,553)	(25,444)

(Loss) income from continuing operations	(25,682)	4,293	(105,958)	(958)
Discontinued operations:
Loss from operations	(400)	(13,421)	(14,567)	(71,787)
Gain (loss) on disposition, net	7,944	10,449	(19,190)	11,739

(Loss) income before gain on disposition of assets	(18,138)	1,321	(139,715)	(61,006)
Gain on disposition of assets, net	—	40,352	794	54,582

Net (loss) income	$(18,138)	$41,673	$(138,921)	$(6,424)
Non-controlling interests	(6,290)	(23,306)	(26,005)	(42,995)

Net (loss) income attributable to unconsolidated joint ventures	$(24,428)	$18,367	$(164,926)	$(49,419)

Net (loss) income at DDR’s ownership interests	$(1,014)	$21,774	$3,314	$33,512
Basis differences	2,290	(3,490)	3,505	1,738

Equity in net income of joint ventures	$1,276	$18,284	$6,819	$35,250

FFO at DDR’s ownership interests (B)	$12,306	$13,142	$49,409	$53,603

Operating FFO at DDR’s ownership interests (B)	$12,087	$12,982	$48,500	$54,220

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(In Thousands)

Combined condensed balance sheets

	December 31, 2013	December 31, 2012
Land	$1,275,232	$1,569,548
Buildings	3,940,806	4,681,462
Fixtures and tenant improvements	266,851	244,293

	5,482,889	6,495,303
Less: Accumulated depreciation	(839,867)	(833,816)

	4,643,022	5,661,487
Land held for development and construction in progress (C)	116,088	348,822

Real estate, net	4,759,110	6,010,309
Cash and restricted cash	282,866	467,200
Receivables, including straight-line rent, net	101,003	99,098
Other assets, net	196,615	427,014

	$5,339,594	$7,003,621

Mortgage debt (D)	$3,282,643	$4,246,407
Notes and accrued interest payable to DDR	127,679	143,338
Other liabilities	245,368	342,614

	3,655,690	4,732,359
Redeemable preferred equity	71,771	154,556
Accumulated equity	1,612,133	2,116,706

	$5,339,594	$7,003,621

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(A)	For the three-month period and year ended December 31, 2013, the Company’s proportionate share of impairment charges recorded was approximately $3.2 million and $10.6 million, respectively.

(B)	FFO and Operating FFO from unconsolidated joint ventures are summarized as follows (in millions):

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Net (loss) income attributable to unconsolidated joint ventures	$(24.4)	$18.4	$(164.9)	$(49.4)
Depreciation and amortization of real estate investments	45.7	71.0	226.6	228.7
Impairment of depreciable real estate assets	26.7	9.6	93.2	57.2
(Gain) loss on sale of depreciable real estate	(7.9)	(50.7)	18.7	(65.1)

FFO	$40.1	$48.3	$173.6	$171.4

FFO at DDR ownership interests	$12.3	$13.1	$49.4	$53.6

Operating FFO at DDR’s ownership interests (1)	$12.1	$13.0	$48.5	$54.2

DDR joint venture distributions received, net	$6.3	$23.3	$25.0	$43.2

(1)	Excluded from Operating FFO is the Company’s proportionate share of net activity related to foreign currency adjustments, debt extinguishments gains and losses and other expenses as disclosed above in this press release in Note G.

(C)	The Company’s proportionate share of land held for development and construction in progress is as follows (in millions):

	December 31, 2013	December 31, 2012
Company’s proportionate share	$25.4	$100.9

(D)	Mortgage debt consists of the following (in millions):

	December 31, 2013	December 31, 2012
Company’s proportionate share	$630.1	$724.9
Non-recourse debt included above for which the Company has written its investment down to zero and is receiving no allocation of income, loss or FFO	20.9	48.2